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                                                                   EXHIBIT 99(e)

                        KEYCORP STUDENT LOAN TRUST 2000-B
                              OFFICER'S CERTIFICATE

Deutsche Bank Trust Company Americas          Key Bank USA, National Association
fka, Bankers Trust Company                    800 Superior Avenue, 4th Floor
60 Wall Street, 26th floor - MS NYC60-2606    Cleveland, Ohio 44114
New York, NY  10017                           ATTN: President, KER
Attn: Corporate Trust & Agency Group          Phone: (216) 828-9342
Structured Finance                            Fax: (216) 828-9301
Phone: (212) 250-8522
Fax: (212) 797-8606

MBIA  Insurance Corporation
113 King Street
Armonk, NY 10504
ATTN: Data Administration
Phone: (914) 765-3772
Fax:   (914) 765-3810

Pursuant to Section 3.09 of the Indenture between KeyCorp Student Loan Trust 2000-B, as Issuer, and Bankers Trust Company, as Indenture Trustee, dated September 1, 2000, the undersigned hereby certifies that (i) a review of the activities of the Issuer from January 1, 2003, through December 31, 2003, and of its performance under the Indenture has been made, and (ii) to the best of my knowledge, based on such review, the Issuer has fulfilled all its obligations under the Indenture throughout such period.

                                           KEYCORP STUDENT LOAN TRUST 2000-B,
                                           as Issuer

                                           By: JPMorgan Chase Bank, as successor
                                               in interest to Bank One, National
                                               Association not in its individual
                                               capacity but solely as Eligible
                                               Lender Trustee

                                           By:     /S/ JEFFREY L. KINNEY
                                              ----------------------------------
Date: February 6, 2004                     Name: Jeffrey L. Kinney
                                           Title: Attorney-in-Fact